                                                                     EXHIBIT 5.1

                           [WINTHROP WEINSTINE LOGO]

                        ATTORNEYS AND COUNSELORS AT LAW

January 6, 2004

Navarre Corporation
7400 49th Avenue North
New Hope, Minnesota 55428

RE: REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

We have acted as legal counsel for Navarre Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission, and the reoffer prospectus to be used in conjunction with the Registration Statement (the "Prospectus"), relating to the registration under the Securities Act of 1933, as amended, of the offer and sale by the selling shareholders identified in the Prospectus of 3,421,011 shares (the "Shares") of common stock, no par value per share (the "Common Stock"), to be sold in the manner described in the Registration Statement.

In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2. The Shares are validly authorized by the Company's Articles of Incorporation and are validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

By -     /s/ Philip T. Colton
         Philip T. Colton